MASTER PURCHASING AGREEMENT

    THIS AGREEMENT made as of the 4/23/96 day of 1996, by and between Sepragen Corporation, a California corporation ("Buyer") at 30689 Huntwood Drive, Hayward, California 94544, and Thermax Limited, a corporation organized and existing under the laws of India ("Seller") having an office and place of business at 40440 Grand River Avenue, Novi, Michigan 48375.

                                 Recitals

    WHEREAS, Buyer owns or has the right to utilize certain patents, patent applications, rights to inventions, designs, technical, and other proprietary information relating to the manufacture of products hereinafter described; and

    WHEREAS, Seller is desirous of manufacturing and selling to Buyer, and Buyer is willing to purchase from Seller, on the terms and conditions hereinafter described, certain chromatography media (hereafter "Chromatography Media") to be manufactured by Seller in accordance with designs, drawings, specifications, and proprietary information owned by Buyer and communicated to Seller for that sole purpose; and

    WHEREAS, Seller is the manufacturer of ion exchange resins and other copolymer beads (hereinafter referred to as "Resins") which do not fall under the definition of Chromatography Media.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.  Purchases and Terms

    a.   Separate Orders

    All purchases to be made pursuant to this Agreement will take the form of separate orders to be communicated in writing, from time to time, from Buyer to Seller. All orders shall incorporate the reference paragraph attached hereto as Exhibit A.

    b.   Exclusive Dealing

    Prior to termination of this Agreement and except as set forth in
Section 6, Buyer shall not solicit orders from other manufacturers for production of the Chromatography Media "developed" by Seller under Section 1(d) and Seller agrees to develop and manufacture the Chromatography Media requested by Buyer (for which orders are accepted) during the term of this Agreement. Seller agrees that Buyer may purchase resins and Chromatography Media, for which Seller has not been asked to perform "development" activities, from any source without restriction.

    c.   Price, Delivery, and Payment

    The prices, dates and places of delivery, and terms of payment to be made pursuant to subparagraph 1.a, above, are to be specified, and agreed upon between Buyer and Seller, in each and every such order.

    d.   Development

    Prior to the initiation of each order, Buyer will provide Seller with the guidelines for the particular Chromatography Media it wishes to manufacture; thereafter, Seller shall develop the Chromatography Media and manufacturing specifications. Buyer will assist Seller, to the extent Buyer deems necessary, in such development activities.

    e.   Place of Orders

    All orders to be made pursuant to this Agreement are to be placed by Buyer from its principal place of business in the United States and accepted by Seller within five (5) days following receipt thereof, by written notice addressed to Buyer.

2.  Technical Information to Be Furnished

    a. Buyer agrees to furnish to Seller, prior to acceptance of each order, without cost, information for the sole purpose of enabling Seller to manufacture the Chromatography Media which are the subject of such orders. Buyer shall furnish one set of each of the following:

         i. If and when available, the recipe for the Chromatography Media in detail

         ii.  General guidelines

         iii. Performance guidelines

         iv.  Quality control guidelines

         v.   An indication of the price that Buyer is willing to pay
              Seller

         Prior to submission of a final purchase order to Seller, Seller shall prepare and submit sample batches to Buyer for testing. Buyer's purchase order will not become effective until Buyer has approved the test results from the relevant sample batch.

    b. All technical information furnished from Buyer to Seller shall be in the English language. Any dimensions, weights, or other technical measurements furnished by Buyer shall be expressed according to the standards in use in the United States of America, or such other country as Buyer may elect.

3.  Quality Control of Products to Be Manufactured

    a. Seller agrees that the Chromatography Media which it manufactures hereunder shall be acceptable to Buyer as to design, specifications, standards of quality, and performance and must pass Buyer's applications testing. No significant deviation from designs, guidelines, specifications, or standards of quality established or approved by Buyer, which have been communicated to Seller, shall be made without the written consent of Buyer. Seller agrees that it will establish and maintain appropriate test and inspection procedures to insure compliance by Seller with the covenants hereinbefore set forth.

    b. Seller agrees to manufacture the Chromatography Media according to all relevant U.S. and California laws, rules and regulations, of which it has received notice.

    c. Upon request by Buyer, Seller shall obtain U.S. Federal Drug Administration certification at Seller's sole cost and expense; provided, however, that Seller will not be obligated to obtain such certification if Seller elects not to produce the Chromatography Media for which the guidelines were submitted.

    d.   Seller shall provide Buyer the limited warranty as set forth in
         Section 13. Buyer may transfer and assign such warranty to its customers.

4.  Right of Inspection by Buyer

    Seller agrees that Buyer shall have the right of sending inspectors to the plant or plants of Seller during the course of manufacturing, and Seller shall furnish to such inspectors the fullest opportunity of observing any and all work being carried on with respect to the Chromatography Media, and of testing a reasonable quantity of such Chromatography Media or any portion thereof. All costs of such inspection by the Buyer will be borne by the Buyer.

    All Chromatography Media, or any compounds or components thereof, used for inspection and testing pursuant to this paragraph 4 shall be placed at the disposal of Buyer by Seller, at Seller's expense; and may be removed from Seller's premises by Buyer for: (a) further inspection or testing; (b) demonstrations for customers; or (c) for other purposes with Sellers written consent, which consent shall not be unreasonably withheld.

5.  Compliance With Quality Standards

    Seller agrees to proceed promptly to make good or to replace all defects in the Chromatography Media, or any compounds or components thereof, that may be revealed by such factory inspection or are otherwise defective under the terms of this Agreement, without, however, thereby prejudicing the rights of Buyer under paragraph 12 or any other provision of this Agreement.

6.  Obligation Not to Subcontract

    Seller agrees that it will perform all manufacturing and assembly operations in connection with the production of the Chromatography Media, and that it will not, directly or indirectly, subcontract the complete or substantially complete manufacture or assembly of the Chromatography Media or any parts thereof, unless prior written approval to do so is obtained from Buyer. Seller agrees that Buyer may, without Seller's approval, contract for manufacture of the Chromatography Media from other sources if Seller refuses to either (i) accept any order proposed under this Agreement; (ii) this Agreement is terminated pursuant to its terms; or
(iii) any Chromatography Media produced by Seller do not meet the guidelines or specifications of the order.

7.  Approved Sources

    Buyer reserves the right to indicate, in any and all recipes for order to be placed pursuant to this Agreement, approved sources from which components to be incorporated into the Chromatography Media may be purchased. Seller agrees that acceptance of any order in which approved sources are indicated includes an obligation to purchase the components so indicated from such sources.

8.  Confidential Information

    All technical and other proprietary information, including guidelines, furnished by Buyer hereunder, or which results from the joint efforts of Buyer's and Seller's personnel, is the sole property of Buyer and shall be deemed to have been furnished to Seller in confidence for the sole purposes herein set forth and Seller undertakes not to use any of this information for its operations not connected with the orders accepted under this Agreement. Seller shall also take all reasonable precautions to prevent communication, without the written consent of Buyer, of any such technical or other proprietary information to any third party, except as may be necessary to carry out the purposes of this Agreement.

9.  Exclusive Operations

    a. During the term of this Agreement and for a period of thirty years following the receipt by Seller of the last order from Buyer, Seller agrees that it will not, either directly or indirectly, or through one of its affiliates (herein defined as any organization in which Seller holds a material financial interest, whether directly or indirectly held), manufacture, assemble, or sell, or cause to be manufactured, assembled, or sold, to a third party, any of the Chromatography Media or similar products which compete with the Chromatography Media without the prior written approval of Buyer.

    b. During the terms of this Agreement and for two years thereafter neither Seller nor Buyer shall employ nor solicit employment of the other's employees.

10. Obtaining Protective Rights

    a. Any patent, copyright, or similar protective rights of whatever nature which may accrue regarding or related to the Chromatography Media, whether or not they result from the operation of this Agreement or the development of the Chromatography Media, shall be the exclusive property of Buyer. Seller acknowledges that its entire understanding of the Chromatography Media, including the design and function thereof, derives from the exposure thereto provided by Buyer, and therefore freely affirms that as part of the consideration extended in this Agreement, any inventive concepts occurring to Seller during the existence of this Agreement are rightfully assigned to Buyer.

    b. All applications and other measures which may be required in order to obtain the protective rights referred to in subparagraph 10.a are to be executed by Buyer. Buyer shall also have the exclusive right to obtain such protective rights in all countries including India. Seller agrees to furnish promptly to Buyer all documents and other information which may be required to obtain such protective rights, even though this Agreement may have terminated at the time Seller is requested to do so by Buyer.

    c. The parties acknowledge that the requirements of Sections 8 and 10 do not apply to the Resins and products derived from Resins, nor any technology that falls under public domain.

11. Term and Termination

    This Agreement has an indefinite term and may be terminated by either party, at any time, by giving the other party written notice of intention to terminate. Upon the expiration of a 30 day period, measured from the date of the giving of such notice, this Agreement shall automatically terminate, without the need of further action by the notifying party. In the event of termination pursuant to the provisions of this paragraph, all orders pending at the time of the receipt of such notice of termination are to be completed and delivered in accordance with the terms of each such
order, unless otherwise provided herein.   Paragraphs 8, 9, 10 and 15 shall
survive the termination of this Agreement.

12. Breach and Remedies

    a. Either party may terminate this Agreement by giving written notice of termination to the other party, at any time, upon or after the filing by the said other party of a petition in bankruptcy or insolvency, or upon any other proceeding or action when by or against the other party under the relevant law on insolvency or bankruptcy, or after the making by the said other party of any assignment or attempted assignment for the benefit of creditors, or upon or after the institution of any proceedings for the liquidation or winding up of the said other party's business, or for the termination of its corporate charter. In the event of the giving of such notice, this Agreement shall terminate immediately upon receipt of said notice by the notified party.

         Upon the occurrence of any of the events enumerated in this subparagraph 12.a, any or all of the then pending orders may be cancelled at the option of the notifying party, such cancellation to be effective immediately upon receipt of written notice of cancellation by the notified party.

    b. In the event of any change in management or control or insolvency of either party, the party subject to such change undertakes to inform the other party immediately.
    c. Termination of this Agreement for any reason, unless otherwise provided, shall not affect (i) obligations accruing prior to the effective date of termination, or (ii) any obligations which, from the context hereof, are intended to survive termination of this Agreement.

    d. Any waiver by either party of a breach of any term or condition of this Agreement shall not constitute a waiver of any subsequent breach of the same or any other term or condition hereof.

13. Warranty

    Seller warrants that the Chromatography Media will be manufactured in accordance with the technical information and guidelines set forth in
Section 2. In addition, Seller warrants that any defective Chromatography Media will be replaced with Chromatography Media meeting the guidelines and specifications within thirty days after receipt of such defective media by Seller, Seller agrees that this warranty may be assigned by Buyer to its customers.

14. Assignability

    This Agreement is not assignable by either party without the prior written consent of the other party, except that Buyer may assign this Agreement to any person, firm, or corporation that may purchase or take an assignment of the business relating to the Chromatography Media covered hereby, and provided further that such purchaser or assignee shall assume the obligations of Buyer hereunder.

15. Force Majeure

    Neither party shall be in default hereunder by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if such delay is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental laws, rules, and regulations, including those relating to exchange restrictions or security, delays in transit or delivery, inability to secure necessary governmental priorities for material, or any failure beyond its control, or without its fault or negligence.

16. Proprietary Rights on Termination

    All designs, drawings, specifications, and such other information made available by Buyer to Seller hereunder, shall be and remain the legal property of Buyer. Seller will cease to use such designs, drawings, specifications, and other proprietary information upon termination of this Agreement, and will promptly return to Buyer any and all such designs, drawings, specifications, and all other information and data furnished to Seller. Upon notice of termination, Seller shall deliver to Buyer complete manufacturing specifications of any Resins produced by Seller.

17. Construction

    This Agreement shall be construed in all respects according to the laws of the state of California; provided, however, that if any provisions of this Agreement shall be in contravention of the laws of India, such provisions shall either be ineffective to the extent that they are in contravention of such laws without invalidating the remaining provisions hereof, or, at the option of Buyer, may be considered to have rendered this entire Agreement unenforceable or its essential stipulations incapable of performance; in the latter event, this Agreement shall automatically terminate forthwith.

18. Resolution of Disputes

    All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by a single arbitrator appointed in accordance with said Rules. The parties agree to London, England as the forum city for the conduct of any arbitration proceedings.

19. Governmental Approval

    In the event that this Agreement or any provision thereof shall require the approval of any governmental authority, either in India or elsewhere, the same shall not be operative and binding until such consent shall have been obtained. If such approval is not given within six (6) months from the execution of this Agreement by the parties, the Agreement shall not be effective, nor shall it be binding on either party.

20. Obligation to Pay Taxes

    Seller and Buyer agree that the purchase price reflected in Buyer's purchase order is to include all taxes, duties and fees. In the event that the government of India, or any subdivision thereof, requires the payment of stamp taxes, registration taxes, turnover taxes, or other taxes or duties levied on this Agreement by reason of the execution or the performance thereof, it shall be the responsibility of Seller to pay all such taxes when due. Seller further agrees to indemnify Buyer and to hold it harmless from all liability of whatever nature which may be imposed on Buyer arising out of Seller's failure, for whatever reason, to duly pay such taxes.

21. Disclaimer of Agency

    The parties hereto agree and stipulate that Seller is in no way to be construed as acting as an agent or representative of Buyer in any dealings which Seller may have with any other person, firm, or corporation, and that Seller has no power to act for or to legally bind Buyer in any such transaction or transactions.

22. Prevalence of Agreement

    This Agreement contains all the understandings and representations between the parties hereto pertaining to the matters referred to herein, and supersedes all agreements, if any, previously entered into by them with respect thereto. This Agreement may be modified only by a written supplement, duly executed by the authorized officers of the parties.

23. Addresses for Notice Purposes

    All notices and approvals herein provided for shall be addressed, if to Seller to:

    Thermax Limited
    40440 Grand River Avenue
    Novi, Michigan 48675
    FAX (810) 474-5790

or if to Buyer to:

    Sepragen Corporation
    30689 Huntwood Drive
    Hayward, California 94544
    FAX (510)476-0655

    All notices of termination, or notices which if not complied with may be the basis for termination, shall be forwarded by registered air mail. Any notices so given shall be deemed to have been given as of the date when, in the ordinary course of registered air mail, the said notice should have reached its destination.

24. Section and Paragraph Headings

    The section and paragraph headings herein are for convenience only, and shall not be interpreted to limit or affect in any way the meaning of the language contained in such paragraphs.


    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in their corporate names by their officers thereunto duly authorized as of the day and year first above written.


                                  Sepragen Corporation

                                  By: /s/ Vinit Saxena
                                  Title: President



                                  Thermax Limited

                                  By: /s/ J.A. Bhathena
                                  Title: General Manager